                                                                  Exhibit 99.1.1

Press Release Source:                                            WHX Corporation

       WHX ANNOUNCES ACQUISITION OF FASTENER ROOFING BUSINESS, RECEIPT OF
PENSION PLAN FUNDING WAIVER FROM IRS, SETTLEMENT WITH PBGC, AMENDMENT TO CREDIT
                  FACILITIES AND FILING OF ITS 2005 FORM 10-K

Friday December 29, 11:12 am ET

         RYE, N.Y.,  Dec. 29  /PRNewswire-FirstCall/  -- WHX  Corporation  (Pink
Sheets:  WXCP.PK - News)  announced  today that OMG Inc., a subsidiary  of WHX's wholly-owned subsidiary,  Handy & Harman, acquired a mechanical roofing fastener business  from  Illinois  Tool Works Inc. for $26  million,  including a working capital  adjustment,  on December 28, 2006. This acquired  business develops and manufactures fastening systems for the commercial roofing industry. WHX believes this  acquisition  solidifies  OMG's  position  as a  leading  manufacturer  and supplier of  mechanical  fasteners,  accessories  and  components,  and building products for the commercial and residential construction industry.

         WHX further  announced that the Internal  Revenue Service had granted a waiver of the minimum  funding  standards  for the WHX Pension Plan for the 2005
Plan year and on December  28,  2006,  WHX and Handy & Harman had entered into a
Settlement  Agreement with the Pension Benefit Guaranty Corporation (the "PBGC")
in connection  with the waiver and certain other  matters.  The PBGC  Settlement
Agreement and related agreements  provide,  in part, for (i) the amortization of the waived amount of $15.5  million (the "Waiver  Amount") over a period of five years,  (ii) the PBGC's  consent to the  increase  in  borrowings  under Handy &
Harman's  senior credit  facility to $125 million in connection with the closing of the acquisition described above, (iii) the resolution of any potential issues under Section 4062(e) of the Employee Retirement Income Security Act of 1974, as
amended,  in connection  with the cessation of operations at certain  facilities owned by WHX, Handy & Harman or their subsidiaries, and (iv) the granting to the
PBGC of subordinate  liens on the assets of Handy & Harman and its subsidiaries, and specified assets of WHX, to secure WHX's obligation to pay the Waiver Amount to the WHX Pension Plan and to make certain  payments to the WHX Pension Plan in the event of its termination.

         In  connection  with  the  roofing  fastener  acquisition  and the PBGC settlement  described above,  Handy & Harman,  and certain of its  subsidiaries, amended its Loan and Security Agreement with Wachovia Bank, National Association and its Loan and Security  Agreement  with its Tranche B Term Loan  lender.  The amendments  provided,  in part,  for (i) an additional  $42 million term loan, a portion of which was used to fund the roofing  acquisition,  and (ii) consent to the PBGC Settlement Agreement and related matters.

         WHX also announced that it had filed its Annual Report on Form 10-K for the year ended  December 31, 2005 on December 27, 2006. WHX  anticipates  filing its Annual Report on Form 10-K for the year ended December 31, 2004, as well its
Quarterly  Reports on Form 10-Q for 2005 and 2006,  during the first  quarter of
2007.

         At December 31, 2005, WHX had federal net operating loss  carryforwards
(NOL's) of  approximately  $120.3  million.  These NOL's expire between 2006 and
2025.  Upon its emergence from  bankruptcy on July 29, 2005, WHX  experienced an ownership  change as defined by Section 382 of the Internal  Revenue Code, which imposes annual  limitations on the  utilization of NOL's post ownership  change.
WHX believes it qualifies for the  bankruptcy  exception to the general  Section
382 limitations.  Additionally,  if WHX should undergo a second ownership change within two years of July 29, 2005 (the date of the reorganization) its remaining net operating losses would effectively be reduced to zero. Accordingly, in order to avoid  subsequent  ownership  changes,  WHX's charter contains a 5% ownership limit pursuant to which  transfers of WHX's shares will be limited under certain circumstances,  including  without  limitation if as a result of such transfer a stockholder becomes a 5% stockholder, or the percentage ownership of an existing
5% stockholder would be increased.

         Forward-Looking Statements

         This  press  release  contains  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors  created  thereby.  Investors are cautioned that all forward-looking  statements  involve risks and  uncertainty,  including  without limitation,  general economic  conditions,  the ability of the Company to market and sell its products, and the effects of competition and pricing.  Although the
Company believes that the assumptions underlying the forward-looking  statements are reasonable, any of the assumptions could be inaccurate, and therefore, there cannot be assurance that any  forward-looking  statements included in this press release will prove to be  accurate.  In light of the  significant  uncertainties inherent in any  forward-looking  statements  included herein,  the inclusion of such information  should not be regarded as a  representation  by the Company or any other person that the objectives and plans of the Company will be achieved.